DATA

PART A — This part lists your personal data.

Owner:	[JOHN DOE]	Age: [60]	Sex: [Male]
[Available only under NQ Contracts]
[Joint Owner:	[JANE DOE]	Age: [55]	Sex: [Female]]

Annuitant:	[JOHN DOE]	Age: [60]	Sex: [Male]

[Applicable for NQ Contracts]
[Joint Annuitant:	[JANE DOE]	Age: [55]	Sex: [Female]]

[Applicable to Inherited IRA/Roth IRA Contracts]
[Owner:	[JOHN DOE JR.] as beneficiary of [JOHN DOE SR’s.] [Roth] IRA If the Owner is a trust, then the Annuitant must be the oldest beneficiary of the trust.

[If the Owner is the sole spousal beneficiary under the deceased Owner’s [Roth] IRA then the following designation will appear after the Owner’s name:]
[“Special Surviving Spouse”]

Deceased Owner of Original [Roth] IRA:             [John Doe, Sr.]

Date of Death of Original [Roth] IRA Owner:     [xx/xx/xx]]

[Applicable to Non-Spousal Beneficiary Continuation Option Tax-Qualified Retirement Plan Funds Direct Rollover to Traditional IRA Contracts]

[Owner:	[JOHN DOE JR.] as beneficiary of [JOHN DOE SR’s.] Applicable Plan]
If the Owner is a trust, then the Annuitant must be the oldest beneficiary of the trust.

Deceased Participant of Original Applicable Plan:                                 [John Doe, Sr.]

Date of Death of Deceased Participant of Original Applicable Plan:     [xx/xx/xx]]

[Applicable to Qualified Plan and SEP-IRA Contracts]

[Employer:] [ABC Company]

[Applicable to Qualified Plan Contracts]

[Plan:]     [ABC Company Plan]

Beneficiary:    [JANE DOE]

Contract Number:                    [00000]

Endorsement(s) Attached:

[Endorsement Applicable to Contract Continuation and Its Effect on an Optional Benefit Rider]

[Endorsement Applicable to the Termination of an Optional Guaranteed Minimum Income Benefit and/or the Termination or Change of an Optional Guaranteed Minimum Death Benefit Rider(s)]

[Market Segment Endorsement(s)]

[Endorsement Applicable to Non-Qualified Contracts

Endorsement Applicable to Defined Contribution Qualified Plan Contracts

Endorsement Applicable to Defined Benefit Qualified Plan Contracts

Endorsement Applicable to Traditional IRA Contracts

Endorsement Applicable to Roth IRA Contracts

Endorsement Applicable to SEP-IRA Contracts

Inherited Traditional IRA Beneficiary Continuation Option (“BCO”) Endorsement

Inherited Roth IRA Beneficiary Continuation Option (“BCO”) Endorsement

ICC19RCDP-B	Data Page 1

Charitable Remainder Trust Endorsement]

[Investment Options Endorsement(s)]

[Endorsement Applicable to Special Dollar Cost Averaging]

[Optional Rider(s) Attached:

Guaranteed Minimum Income Benefit Rider

Guaranteed Minimum Death Benefit Rider – Greater of Death Benefit

Guaranteed Minimum Death Benefit Rider – Highest Anniversary Value

Guaranteed Minimum Death Benefit Rider – Return of Principal

Guaranteed Minimum Death Benefit Rider - [RMD Wealth Guard]]

Issue Date:	[January 1, 2019]
Contract Date:	[January 1, 2019]
[Maturity Date:	[January 1, 2054]

[The following text will appear if GMIB is elected]

[The Maturity Date may not be prior to [thirteen months] from the Contract Date nor later than the Contract Date Anniversary which follows your [95th] birthday. (see Section 7.02)]

[The following text will appear if GMIB is not elected]

[The Maturity Date may not be prior to [thirteen months] from the Contract Date nor later than the Contract Date Anniversary which follows the Annuitant’s [95th] birthday. (see Section 7.02). The Maturity Date is based on the Annuitant’s date of birth and will not change under the Contract except as described in Section 7.02. If there is a successor Annuitant named under the Contract, the Maturity Date will not change and will continue to be based on the original Annuitant’s date of birth.]

[Applicable to IRA Contract Owners only]

[If you die and your spouse elects to continue this Contract your spouse then becomes the Annuitant under the Contract and his/her date of birth will determine the Maturity Date. See Endorsement Applicable to Contract Continuation and Its Effect on an Optional Benefit Rider.]

[Applicable to NQ Contract Owners only when GMIB is elected]

[If you die and your spouse elects to continue this Contract, and if you were also the sole Annuitant under the Contract, your spouse then becomes the Annuitant under the Contract and his/her date of birth will determine the Maturity Date. See Endorsement Applicable to Contract Continuation and Its Effect on an Optional Benefit Rider.]

[Applicable to NQ Contract Owners only when GMIB is not elected]

[If you die and your spouse elects to continue this Contract, and if you were also the sole Annuitant under the Contract, your spouse then becomes the Annuitant under the Contract and his/her date of birth will determine the Maturity Date. However, if your age did not originally determine the Maturity Date under the Contract, your spouse may elect to become the Annuitant, superseding any named Annuitant and your spouse’s date of birth will determine the Maturity Date. See Endorsement Applicable to Contract Continuation and Its Effect on an Optional Benefit Rider.]

[For NQ Contracts with Joint Annuitants]

[For Contracts with Joint Annuitants, the age of the older Annuitant determines the Maturity Date.]

You may request in writing to us an Annuity Commencement Date earlier than the Maturity Date shown above. Such request must be received by the Processing Office at least [60] days prior to the Annuity Commencement Date you request.]

ICC19RCDP-B	Data Page 2

[Applicable to Inherited Traditional IRA/Roth IRA including Non-Spousal Applicable Plan Beneficiary Owned (also referred to as “Non-Spousal QP to Inherited IRA BCO”) Contracts]

[BCO Distribution Commencement Date: [xx/xx/xx]]

ICC19RCDP-B	Data Page 3

[If GMIB/“Greater of” GMDB is elected the following will appear]

[[GMIB]/[“Greater of” GMDB] Multi-Year Lock

Initial Lock-in [Annual] Rollup Rate:

The Initial Lock-in [Annual] Rollup Rate is [5.50%] and will apply for [[7] Contract Years] from the Contract Date, regardless of the PBA First Funding Date. After completion of [[7] Contract Years], the [Annual] Rollup Rate will be determined by the formula below.

[Applicable to Owner issue ages 43-49]

[The Initial Lock-in [Annual] Rollup Rate will only apply after you attain age [50], assuming you fund the PBA at age [50], and then only for the amount of time remaining of your first [[7] Contract Years].]

[Applicable to Owner issue ages 42 and younger]

[If you will not have attained age [50] before the completion of [[7] Contract Years], the Initial Lock-in [Annual] Rollup Rate will never apply to your Contract and your benefit(s) will rollup based on the applicable Ten Year Treasuries Formula Rate according to the terms of the Contract.]

Ten Year Treasuries Formula Rate for the Annual Rollup Rate

The minimum [Annual] Rollup Rate for [each] [Contract Year] will be equal to the average of the rates for [ten-year] U.S. Treasury notes on each day for which such rates are reported during the [20] calendar days ending on the [15th] day of the month immediately preceding the calendar [quarter] in which the [Contract Date Anniversary] falls, [plus [2.00%] rounded to the [nearest/lowest] [0.10%] increment]. The minimum [Annual] Rollup Rate will never be less than [5%] or more than [8%]. U.S. Treasury rates will be determined from the Federal Reserve Selected Interest Rates – H-15 (Constant Maturity Series) or such comparable rates as may be published by the United States Treasury Department or generally available reporting services if the Constant Maturity Series is discontinued. We reserve the right to set a higher rate than that derived by this formula.]

Initial Lock-in Deferral Rollup Rate:

The Initial Lock-in Deferral Rollup Rate is [7.00%] and will apply for [[7] Contract Years] from the Contract Date, regardless of your PBA First Funding Date. After completion of [[7] Contract Years], the Deferral Rollup Rate will be determined by the formula below.

[Applicable to Owner issue ages 43-49]

[The Initial Lock-in Deferral Rate will only apply after you attain age [50], assuming you fund the PBA at age [50], and then only for the amount of time remaining of your first [[7] Contract Years].]

[Applicable to Owner issue ages 42 and younger]

[If you will not have attained age [50] before the completion of [[7] Contract Years], the Initial Lock-in Deferral Rate will never apply to your Contract and your benefit(s) will rollup based on the applicable Ten Year Treasuries Formula Rate according to the terms of the Contract.]

Ten Year Treasuries Formula Rate for the Deferral Rollup Rate

The minimum Deferral Rollup Rate for [each] [Contract Year] will be equal to the average of the rates for [ten-year] U.S. Treasury notes on each day for which such rates are reported during the [20] calendar days ending on the [15th] day of the month immediately preceding the calendar [quarter] in which the [Contract Date Anniversary] falls, [plus [2.00%] rounded to the [nearest/lowest] [0.10%] increment]. The minimum Deferral Rollup Rate will never be less than [5%] or more than [8%]. U.S. Treasury rates will be determined from the Federal Reserve Selected Interest Rates – H-15 (Constant Maturity Series) or such comparable rates as may be published by the United States Treasury Department or generally available reporting services if the Constant Maturity Series is discontinued. We reserve the right to set a higher rate than that derived by this formula.]

ICC19RCDP-B	Data Page 4

PART B — This part describes certain provisions of your Contract.

Special Dollar Cost Averaging Rate	[2.00%] through [December 31, 2019]

Guaranteed Interest Option:

Initial Guaranteed Interest Rate	[2.75% through January 31, 2019;
Annual Guaranteed Interest Rate	1.00% through December 31, 2019]
Lifetime Minimum Guaranteed Interest Rate	[1.00%]

Initial Contribution Received:	[$250,000.00]

Account for Special Dollar Cost Averaging	[$0.00]

Investment Options (See Sections 2.01 and 2.02 of the Contract)

Set forth below are the initial Investment Options available. Your initial allocation is shown.    [You may not allocate amounts to more than [90] Investment Options at any time.]

Investment Account (“IA”) Investment Options	Amount Allocated
[1290 VT DoubleLine Dynamic Allocation
1290 VT Moderate Growth Allocation
All Asset Growth - Alt 20	[$100,000.00	]
BlackRock Global Allocation V.I. Fund
CharterSM Moderate
CharterSM Moderate Growth
EQ/AB Dynamic Aggressive Growth
EQ/AB Dynamic Growth
EQ/AB Dynamic Moderate Growth
EQ/Aggressive Growth Strategy
EQ/American Century Moderate Growth Allocation
EQ/AXA Investment Managers Moderate Allocation
EQ/Balanced Strategy
EQ/Conservative Growth Strategy
EQ/Conservative Strategy
EQ/First Trust Moderate Growth Allocation
EQ/Goldman Sachs Growth Allocation
EQ/Goldman Sachs Moderate Growth Allocation
EQ/Growth Strategy
EQ/Invesco Moderate Allocation
EQ/Invesco Moderate Growth Allocation
EQ/JPMorgan Growth Allocation
EQ/Legg Mason Growth Allocation
EQ/Legg Mason Moderate Allocation
EQ/Moderate Allocation
EQ/Moderate Growth Strategy
First Trust Multi Income Allocation Portfolio
First Trust/Dow Jones Dividend & Income Allocation Portfolio
Franklin Founding Funds Allocation VIP Fund
Franklin Income VIP Fund
Invesco V.I. Equity and Income Fund
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio

ICC19RCDP-B	Data Page 5

ClearBridge Variable Appreciation Portfolio
ClearBridge Variable Dividend Strategy Portfolio
EQ/ClearBridge Select Equity Managed Volatility
EQ/Common Stock Index
EQ/Equity 500 Index
EQ/Fidelity Institutional AMSM Large Cap
EQ/Franklin Rising Dividends
MFS® Investors Trust Series

BlackRock Large Cap Focus Growth V.I. Fund
ClearBridge Variable Aggressive Growth Portfolio
EQ/ClearBridge Large Cap Growth
EQ/Large Cap Growth Index
EQ/Loomis Sayles Growth
EQ/T. Rowe Price Growth Stock
Hartford Growth Opportunities HLS Fund
MFS® Massachusetts Investors Growth Stock Portfolio
Multimanager Aggressive Equity

1290 VT Equity Income
EQ/BlackRock Basic Value Equity
EQ/Invesco Comstock
EQ/JPMorgan Value Opportunities
EQ/Large Cap Value Index
EQ/Large Cap Value Managed Volatility
Invesco V.I. Diversified Dividend Fund

ClearBridge Variable Mid Cap Portfolio
EQ/American Century Mid Cap Value
EQ/Goldman Sachs Mid Cap Value
EQ/Ivy Mid Cap Growth
EQ/Janus Enterprise
EQ/Mid Cap Index
EQ/Mid Cap Value Managed Volatility
Fidelity® VIP Mid Cap Portfolio
Invesco V.I. Mid Cap Core Equity Fund
Multimanager Mid Cap Growth
Multimanager Mid Cap Value

1290 VT GAMCO Small Company Value
1290 VT Microcap
1290 VT Small Cap Value
CharterSM Small Cap Value
EQ/AB Small Cap Growth
EQ/Small Company Index
Invesco V.I. Small Cap Equity Fund

1290 VT Low Volatility Global Equity
1290 VT SmartBeta Equity
American Funds Insurance Series® Global Small Capitalization FundSM
American Funds Insurance Series® New World Fund®
EQ/Emerging Markets Equity PLUS

ICC19RCDP-B	Data Page 6

EQ/International Core Managed Volatility
EQ/International Equity Index
EQ/Invesco International Growth
EQ/Lazard Emerging Markets Equity
EQ/MFS International Growth
EQ/MFS International Value
EQ/Oppenheimer Global
Neuberger Berman International Equity Portfolio
Templeton Developing Markets VIP Fund

1290 VT GAMCO Mergers & Acquisitions
1290 VT Natural Resources
1290 VT Real Estate
EQ/Invesco Global Real Estate
EQ/Ivy Energy
EQ/Ivy Science and Technology
EQ/MFS Technology
EQ/MFS Utilities Series
EQ/T.Rowe Price Health Sciences
Multimanager Technology
Neuberger Berman U.S. Equity Index PutWrite Strategy Portfolio
PIMCO VIT CommodityRealReturn® Strategy Portfolio
ProFund VP Biotechnology

EQ/PIMCO Global Real Return
Templeton Global Bond VIP Fund

1290 VT High Yield Bond
Invesco V.I. High Yield Fund
Ivy VIP High Income
Lord Abbett Bond Debenture

1290 VT DoubleLine Opportunistic Bond
American Funds Insurance Series® Bond FundSM
Eaton Vance VT Floating-Rate Income Fund
EQ/Core Bond Index
EQ/Franklin Strategic Income
EQ/Intermediate Government Bond
EQ/PIMCO Real Return
EQ/PIMCO Total Return
EQ/PIMCO Ultra Short Bond
Fidelity® VIP Strategic Income Portfolio
PIMCO VIT Income Portfolio
Putnam VT Diversified Income Fund

EQ/Money Market]

An asterisk (either *, ** or ***), identifies Variable Investment Options to which certain charges under Part C apply.

ICC19RCDP-B	Data Page 7

Guaranteed Interest Option (“GIO”)	[$	50,000	]

[No more than [25%] of the total Annuity Account Value of the IA Investment Options [and the Protected Benefit Account (“PBA”) Investment Options] may be allocated to the GIO.]

Total (Amount Allocated to Investment Account Investment Options):	[$	150,000.00	]

The Variable Investment Options shown above are Variable Investment Options of our Separate Account No. [70].

PBA Investment Options:	Amount Allocated
[EQ/AB Dynamic Aggressive Growth GB
EQ/AB Dynamic Growth GB
EQ/Aggressive Growth Strategy GB
EQ/Goldman Sachs Growth Allocation GB
EQ/Growth Strategy GB
EQ/JPMorgan Growth Allocation GB
EQ/Legg Mason Growth Allocation GB

EQ/Conservative Growth Strategy GB	[$100,000.00	]
EQ/Conservative Strategy GB

1290 VT Moderate Growth Allocation GB
EQ/AB Dynamic Moderate Growth GB
EQ/American Century Moderate Growth Allocation GB
EQ/AXA Investment Managers Moderate Allocation GB
EQ/Balanced Strategy GB
EQ/First Trust Moderate Growth Allocation GB
EQ/Goldman Sachs Moderate Growth Allocation GB
EQ/Invesco Moderate Allocation GB
EQ/Invesco Moderate Growth Allocation GB
EQ/Legg Mason Moderate Allocation GB
EQ/Moderate Growth Strategy GB]

An asterisk (either *, ** or ***), identifies Variable Investment Options to which certain charges under Part C apply.

Total (Amount Allocated to PBA Investment Options):	[$	100,000.00	]

Total Amount Allocated to Account for Special Dollar Cost Averaging, IA Investment Options, and PBA Investment Options:	[$	250,000.00	]

The Variable Investment Options shown above are Variable Investment Options of our Separate Account No. [70].

Contributions and Allocations (See Sections 3.01 and 3.02 of the Contract):

Contribution Limits and Requirements:

Initial Contribution minimum: [$5,000] [Subsequent Contribution minimum: [$500] Subsequent Contributions to the IA Investment Options can be made through the older of the Owner’s or Annuitant’s, if applicable, age [85] or if later, the [first] Contract Date Anniversary.]

[If GMIB or an optional GMDB (other than [RMD Wealth Guard] GMDB) is elected the following will appear]

ICC19RCDP-B	Data Page 8

[For issue ages 0 to 80 for ROP stand alone or 20-80 (single owner) 50-80 (joint owner) with GMIB; 0-75 for HAV stand alone or 20-75 (single owner) or 50-75 (joint owner) with GMIB; and 20-65 (single owner) or 50-65 (joint owner) for “Greater of” GMDB, the following text will appear]

[Subsequent Contributions to the PBA Investment Options can be made through the older of the Owner’s or Annuitant’s, if applicable, age [80]* or if later, the [first] Contract Date Anniversary.]

[Additional text for single life contracts where GMIB is elected and issue age is less than 50] [You must attain age [50] before you may contribute amounts to the PBA Investment Options.]

[If the optional [RMD Wealth Guard] GMDB is elected the following will appear]

[If you were between the ages of [20] and [64] on your Contract Date, subsequent Contributions to the PBA Investment Options can be made through the later of age [64] or your first Contract Date Anniversary. If you were between the ages of [65] and [68] on your Contract Date, subsequent Contributions to the PBA Investment Options can be made through the later of age [68] or 90 days after the Contract Date.]

[If GMIB or an optional GMDB is elected the following will appear]

[Subsequent Contributions to the PBA Investment Options are not permitted after the date the first Withdrawal is taken from the PBAV, notwithstanding the prior sentence(s).]

[If GMIB is elected, the following will appear]

[No additional Contributions or transfers may be made to the PBA Investment Options on or after the No Lapse Guarantee Transaction Date (see Part II. E. of the GMIB Rider).] [If GMIB or an optional GMDB is elected, the following will appear] [Transfers and Contributions to the PBA Investment Options may not exceed a total of [$1,500,000]. No Contributions may be made to any supplementary Contract.]

[We may discontinue Contributions and/or transfers to the PBA upon advance written notice to you. The advance notice period is shown immediately below. Any change in limitations or discontinuation of Contributions will be implemented to manage the financial risk to the Company in the event market and/or economic conditions decline. If we discontinue Contributions and transfers to the PBA, any subsequent Contribution or automated transfer will be allocated to the IA Investment Options corresponding to the PBA Investment Options that were specified in your allocation instructions. If we are not offering such IA Investment Options as of the discontinuance date, we may substitute an IA Investment Option that has a different name or investment manager provided it has a substantially similar investment policy. If a specific PBA Investment Option is closed, we may allocate any subsequent Contributions and transfer amounts to such PBA Investment Option to the [EQ/Balanced Strategy] Investment Option.]

The advanced notice period for discontinuance or limitation of Contributions and/or transfers is [45] days.

[Cumulative Contribution Limit For all issue ages, the following text will appear]

[We may refuse to accept any Contribution if the sum of all Contributions under all [“Retirement Cornerstone” and “Accumulator”] Contracts with the same Annuitant or Owner would then total more than [$1,500,000].] [If we accept any such Contribution under this Contract, your Investment Options may be limited to the IA Investment Options.] [For issue ages 81-85, the following sentence will be added after the first sentence of this paragraph if the Company limits Contributions at higher issue ages. Not applicable at launch.] [We may refuse to accept any Contribution if the sum of all Contributions under all [“Retirement Cornerstone”] Contracts with the same Annuitant or Owner would then total more than [$500,000].]

[If we apply the 150% rule, the following will appear. Not applicable at launch.] [We reserve the right to limit aggregate Contributions and transfers to the PBA after the Contract Year containing your PBA First Funding Date to [150%] of the total amount of the Contributions and transfers to the PBA in the same Contract Year as your PBA First Funding Date.]

ICC19RCDP-B	Data Page 9

[AXA Equitable Annuity Accumulation Contract Contribution Limit]

We may also refuse to accept any Contribution if the sum of all Contributions under all AXA Equitable annuity accumulation Contracts of which you are Owner or under which you are the Annuitant would total [$2,500,000].

We may refuse to accept any Contribution if the source of such Contribution is an existing AXA Equitable Contract.

Transfer Rules (see Section 4.02 of the Contract):

Transfer requests must be in writing and delivered by U.S. mail to our Processing Office unless we accept an alternative form of communication (such as internet, fax or automated telephone). The use of alternative forms of communication is subject to our rules then in effect for each such service. We may provide information about our rules and the use of communications services in the Contract prospectus, prospectus supplements or other notifications, as mailed to your last known address in our records from time to time. Any alternative form of communication that we make available may be changed or discontinued at any time. Communications services may be restricted or denied if we determine that you used such services for market timing or other trading strategies that may disrupt operation of a Variable Investment Option or have a detrimental effect on the unit value of any Variable Investment Option.

We reserve the right to:

a)	[limit transfers among or to the Variable Investment Options to no more than once every 30 days,

b)	require a minimum time period between each transfer into or out of one or more specified Variable Investment Options,

c)	establish a maximum dollar amount that may be transferred by an Owner on any Transaction Date among Variable Investment Options,

d)	reject transfer requests from a person acting on behalf of multiple Contract Owners unless pursuant to a trading authorization agreement that we have accepted,

e)

restrict or prohibit transfers in connection with execution of Investment Fund instructions to restrict or prohibit purchases or redemptions of fund shares or to collect a redemption fee on transfers involving fund shares,

f)

impose conditions or limitations on transfer rights, restrict transfers or refuse any particular transfer if we are concerned that market timing, excessive trading or other trading strategies may disrupt operation of a Variable Investment Option or may have a detrimental effect on the unit value of any Variable Investment Option or determine that you have engaged in any such strategy.]

The maximum amount that may be transferred from the Guaranteed Interest Option to any other Investment Option in any Contract Year is the greatest of:

(a)	[25%] of the amount you have in the Guaranteed Interest Option on the last day of the prior Contract Year; or,

(b)	the total of all amounts transferred at your request from the Guaranteed Interest Option to any of the other Investment Options in the prior Contract Year; or

(c)	[25%] of the total of all amounts transferred or allocated into the Guaranteed Interest Option during that Contract Year.

Transfers into the Guaranteed Interest Option are not permitted if the requested transfer would result in more than [25%] of the Annuity Account Value being allocated to the Guaranteed Interest Option, based on the Annuity Account Value of the previous Business Day. We may suspend these transfer restrictions upon notice to you. We will advise you of any such liberalization. We will also advise you at least [45] days in advance of the day we intend to reimpose any such restrictions, unless we have previously specified that date when we notified you of the liberalization.

[Transfer rules among the IA Investment Options and the PBA Investment Options for issue ages 0 to 80 for ROP stand alone or 20-80 (single owner) or 50-80 (joint owner) with GMIB; 0-75 for HAV stand alone or 20-75 (single owner) or 50-75 (joint owner) with GMIB; or 20-65 (single owner) or 50-65 (joint owner) for “Greater of” GMDB, the following text will appear: (This text is not applicable to [RMD Wealth Guard)]

ICC19RCDP-B	Data Page 10

[Transfers of amounts from your IA Investment Options to the PBA Investment Options are permitted through the older of the Owner’s or Annuitant’s, if applicable, age [80] or if later, the first Contract Date Anniversary. Transfers of amounts from your IA Investment Options to the PBA Investment Options are not permitted after the date a Contribution is made to the IA Investment Options subsequent to the date the first Withdrawal is taken from the PBA. The preceding sentence does not apply to subsequent Contributions received in the first 90 days after the Contract Date.]

[Additional text for single life contracts where GMIB is elected and issue age is less than 50] [You must attain age [50] before you may transfer amounts to the PBA Investment Options.]

[For the [RMD Wealth Guard] GMDB the following will appear]

[If you were between the ages [20] and [68] on your Contract Date, transfers of amounts from your IA Investment Options to the PBA Investment Options can be made at any time prior to your [69th] birthday, or if later, your first Contract Date Anniversary. If you were age [68] on your Contract Date, transfers of amounts from your IA Investment Options to the PBA Investment Options can be made at any time prior to [90] days after your Contract Date.

If you were between the ages [20] and [64] on your Contract Date, once you attain age [65], the maximum amount you may transfer to the PBA is equal to your IAV as of the Transaction Date minus your total Contributions to the IA from age [65] through age [68], but excluding Contributions made to the IA prior to your first Contract Date Anniversary. If you were between the ages [65] and [68] on your Contract Date, you may transfer [100%] of your IAV to the PBA Investment Options.

[If GMIB or an optional GMDB is elected the following will appear]

[Transfers to the PBA Investment Options are no longer permitted if a Contribution is made to the Investment Account after the date the first Withdrawal is taken from the PBA.

Transfers and Contributions to the PBA may not exceed a total of $[1,500,000].]

[The following will appear if GMIB or an optional GMDB has been elected.] [Contributions to the Account for Special Dollar Cost Averaging scheduled to be transferred into the PBA Investment Options over the duration of the program will increase your [GMIB Benefit Base] [or any] [GMDB Benefit Base] as of the effective date you contribute to a Special Dollar Cost Averaging Program.

Transfers of amounts from the PBA Investment Options to the IA Investment Options are not permitted, except as described in the Termination Provision of the GMIB and/or GMDB Rider(s), that you have elected.

We may discontinue accepting transfer requests to the PBA Investment Options at any time with advance written notice to you.]

Withdrawals (see Section 5.01 of the Contract): Lump Sum Withdrawals: The Lump Sum Withdrawal minimum amount is [$300]. [Applicable to QP-DB and QP-DC market segments only:] [Amounts withdrawn to pay Third Party Administrator (TPA) fees are not subject to this minimum withdrawal amount.]

Lump sum Withdrawals will be taken in accordance with your election of (a), (b), (c) or (d) as set forth below:

a)	Withdrawals will be taken on a pro-rata basis from the PBA Investment Options only,

b)	Withdrawals will be taken on a pro-rata basis from designated IA Investment Options,

ICC19RCDP-B	Data Page 11

c)	Withdrawals will be taken in specified amounts, from both the PBA Investment Options (on a pro-rata basis from such Options) and any designated IA Investment Options, or

d)

Withdrawals will be taken in accordance with the following order i) from the IA Investment Options on a pro-rata basis, then ii) from the Special Dollar Cost Averaging Account, then iii) from the PBA Investment Options on a pro-rata basis.

[Required Minimum Distributions and Withdrawal requests with no instructions will be taken in accordance with item d) above. We must receive your election before processing your Withdrawal request.]

Contract Termination (see Section 5.02 of the Contract):

Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Contract). A request for more than 90% of the Cash Value will be considered a request to withdraw 100% of the Cash Value and this Contract will terminate.

If a withdrawal is made that would result in a Cash Value less than [$500], we will so advise you and have the right to pay you such Value. In that case, this Contract will terminate.

This Contract (including any attached Endorsements and Riders) will terminate if there is no Annuity Account Value.

[The following text will not appear for Inherited Traditional/Roth IRA BCO and Non-Spousal Applicable Plan Beneficiary Owned Contracts]

Annuity Benefit Forms - (Normal Form of Annuity Benefit) (see Section 7.04 of the Contract):

[Life Annuity 10 Year Period Certain For Annuity Commencement Date ages 80 and greater the “Period Certain” is as follows:

Annuitization Age	Length of Period Certain
Up to age 80	10
81	9
82	8
83	7
84	6
85	5
86	4
87	3
88	2
89	1
90 through 95	0]

[The following text will not appear for Inherited Traditional/Roth IRA BCO and Non-Spousal Applicable Plan Beneficiary Owned Contracts]

[Amount of Annuity Benefit (see Section 7.05 of the Contract):

The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any annuity certain (an annuity form which does not guarantee payments for a person’s lifetime) except that, if the period certain is more than five years, the amount applied will be no less than 95% if available, of the Annuity Account Value.]

Conditions for Payment - (Interest Rate to be Applied in Adjusting for Misstatement of Age or Sex) (see Section 7.06 of the Contract):

[6%] per year

ICC19RCDP-B	Data Page 12

Conditions for Payment - (Minimum Amount to be Applied to an Annuity) (see Section 7.06 of the Contract): [$2,000], as well as minimum of [$20] for initial monthly annuity payment.

PART C – This part describes certain charges in your Contract.

Withdrawal Charges (see Section 8.01): A Withdrawal Charge will be imposed as a percentage of each Contribution made to the extent that a withdrawal exceeds the Free Withdrawal Amount as discussed in Section 8.01, if the Contract is surrendered to receive the Cash Value, or to annuitize to a non-life contingent Annuity Benefit, if available.

We determine the Withdrawal Charge separately for each Contribution in accordance with the table below.

Contract Year	Percentage of Contributions
1	7.00%
2	7.00%
3	6.00%
4	6.00%
5	5.00%
6	3.00%
7	1.00%
8 and later	0.00%

The applicable Withdrawal Charge percentage is determined by the Contract Year in which the withdrawal is made or the Contract is surrendered, beginning with “Contract Year 1” with respect to each Contribution withdrawn or surrendered. For purposes of the table, for each Contribution, the Contract Year in which we receive that Contribution is “Contract Year 1.”

[If you have not elected an optional benefit Rider, the following will appear]

[Withdrawal Charges will be deducted from the Investment Options from which each withdrawal is made in proportion to the amount being withdrawn from each Investment Option.]

[If GMIB or an optional GMDB benefit Rider is elected, the following will appear]

[Withdrawal Charges will be deducted from the PBA and the Investment Account in proportion to the amount subject to Withdrawal Charges after recognizing the respective Free Withdrawal Amounts described below. Withdrawal Charges are deducted from the PBA Investment Options and IA Investment Options from which each withdrawal is made in proportion to the amount subject to Withdrawal Charge being withdrawn from each Investment Option.]

Your years of participation under the prior Contract or years since Contributions were made under the prior Contract, if applicable, may be included for purposes of determining the Withdrawal Charge.

[If GMIB or an optional GMDB benefit is elected] [When the amount of a withdrawal is applied in any optional benefit rider under the Contract, the amount will include any applicable Withdrawal Charge.]

Free Withdrawal Amount (see Section 8.01):

[The following text will appear for Owners age 81 and older]

[[10%] of the Annuity Account Value in the IA Investment Options at the beginning of the Contract Year, minus any amount previously withdrawn from the IA Investment Options during the Contract Year. In the first Contract Year amounts received within [90] days of the Contract Date are included for purposes of calculating the Free Withdrawal Amount. Amounts withdrawn up to the Free Withdrawal Amount will not be deemed a withdrawal of

ICC19RCDP-B	Data Page 13

Contributions for the purpose of calculating a Withdrawal Charge. Withdrawals in excess of the Free Withdrawal Amount will be deemed withdrawals of Contributions in the order in which they were made (that is, the first-in, first-out basis will apply). The Free Withdrawal Amount does not apply when calculating the Withdrawal Charge applicable upon a surrender.]

[If an optional GMDB benefit without a GMIB is elected, the following will appear]

[The Free Withdrawal Amount is computed separately with respect to the IAV and the PBAV as those terms are defined in your Guaranteed Minimum Death Benefit (GMDB) Rider.

[10%] of the Annuity Account Value in the IA Investment Options at the beginning of the Contract Year, minus any amount previously withdrawn from the IA Investment Options during the Contract Year, and [10%] of the Annuity Account Value in the PBA Investment Options at the beginning of the Contract Year, minus any amount previously withdrawn from the PBA Investment Options during the Contract Year.

In the Contract Year of your PBA First Funding Date, if such date is later than the Contract Date, there is no Free Withdrawal Amount for the PBA in such Contract Year. If the first amount allocated to a PBA Investment Option is a transfer, there will be no Free Withdrawal Amount for the PBA in the Contract Year of the transfer and the Free Withdrawal Amount for the Investment Account will not be reduced by the transfer. In each subsequent Contract Year, subsequent Contributions and transfers made to the PBA will not be included in the Free Withdrawal Amount until the following Contract Year.

In the first Contract Year Contributions received within [90] days of the Contract Date are included for purposes of calculating the Free Withdrawal Amount. Amounts withdrawn up to the Free Withdrawal Amount will not be deemed a withdrawal of Contributions for the purpose of calculating a Withdrawal Charge.

When a Withdrawal is taken from both the IA Investment Options and the PBA Investment Options, the Free Withdrawal Amount is allocated in proportion to the Withdrawal Charge attributable to the amounts Withdrawn from each.

Withdrawals in excess of the Free Withdrawal Amount will be deemed withdrawals of Contributions in the order in which they were made (that is, the first-in, first-out basis will apply).

The Free Withdrawal Amount does not apply when calculating the Withdrawal Charge applicable upon a surrender.]

[If GMIB or GMIB with “Greater of” GMDB is elected, the following will appear]

[The Free Withdrawal Amount is computed separately with respect to the Investment Account and the PBA as those terms are defined in your Guaranteed Minimum Income Benefit (GMIB) Rider [and your Guaranteed Minimum Death Benefit (GMDB) Rider].

With respect to the Investment Account Value, the Free Withdrawal Amount for a given Contract Year is [10%] of the Annuity Account Value in the IA Investment Options at the beginning of that Contract Year, minus any amount withdrawn from the IA Investment Options during that Contract Year.

With respect to the PBAV, the Free Withdrawal Amount for a given Contract Year is the greater of (i) [10%] of the Annuity Account Value in the PBA Investment Options at the beginning of that Contract Year and (ii) the Annual Withdrawal Amount which is fully described in your GMIB Rider, in either case minus any amount withdrawn from the PBA during that Contract Year.

If your PBA First Funding Date occurs during the first [90] days following your Contract Date, then with respect to the PBAV, the Free Withdrawal Amount in the first Contract Year is the greater of (i) [10%] of the Contributions made to the PBA Investment Options within the first [90] days following the Contract Date and (ii) the Annual Withdrawal Amount, which is fully described in your GMIB Rider, in either case minus any amount withdrawn from the PBA during the First Contract Year.

ICC19RCDP-B	Data Page 14

If your PBA First Funding Date occurs anytime time after the first [90] days following your Contract Date, with respect to the PBAV, the Free Withdrawal Amount in the Contract Year of your PBA First Funding Date is equal to your Annual Withdrawal Amount.

Amounts withdrawn up to the Free Withdrawal Amount will not be deemed a withdrawal of Contributions for the purpose of calculating a Withdrawal Charge.

If you voluntarily terminate the GMIB Rider and any elected GMDB Rider is still in effect, your Free Withdrawal Amount beginning in the Contract Year following such termination is [10%] of the PBAV at the beginning of the Contract Year, minus any amount withdrawn from the PBA during that Contract Year.

Withdrawals in excess of the Free Withdrawal Amount will be deemed withdrawals of Contributions in the order in which they were made (that is, the first-in, first-out basis will apply).

When a Withdrawal is taken from both the IAV and the PBAV, the Free Withdrawal Amount is allocated in proportion to the Withdrawal Charge attributable to the amounts Withdrawn from each.

The Free Withdrawal Amount does not apply when calculating the Withdrawal Charge applicable upon a surrender.]

Administrative and Other Charges Deducted from Annuity Account Value (see Section 8.02 of the Contract):

Annual Administrative Charge: During the first two Contract Years the charge is equal to the lesser of 2% of your Annuity Account Value or [$30]. Thereafter, the maximum charge is [$30] for each Contract Year. We will deduct a charge on each Processing Date before the deduction of any other charges if your Annuity Account Value is less than [$50,000.] The Administrative Charge will be deducted for the portion of any Contract Year in which a Death Benefit is paid, the Annuity Account Value is applied to purchase an Annuity Benefit, or the Contract is surrendered.

[The following text will appear if the IA Investment Options are elected.]

[The above charge will be deducted from the IA Investment Options on a pro rata basis. If there is insufficient value or no value in the IA Investment Options, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the Account for Special Dollar Cost Averaging, if applicable.]

[If PBA Investment Options are elected, the following will replace the above sentence.]

[The above charge will be deducted from the IA Investment Options on a pro rata basis.    If there is insufficient value or no value in the IA Investment Options, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the Account for Special Dollar Cost Averaging, if applicable. If there is insufficient value or no value in the Account for Special Dollar Cost Averaging, if applicable, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the PBA Investment Options on a pro-rata basis.]

Transfer Charges (see Section 8.03 of the Contract):

Currently, the number of free transfers is [unlimited], subject to the terms of Sections 5.01 and 8.04. However, we reserve the right to limit the number of free transfers to [4] transfers per Contract Year.

[For each additional transfer in excess of the free transfers, we will charge the lesser of [$25] or [2%] of each transaction amount at the time each transfer is processed. The Charge is deducted from the Investment Options from which each transfer is made on a pro-rata basis. This charge may change, subject to a maximum of [$35] for each transaction.]

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Contract Fee (see Section 8.05 of the Contract):    Annual Rate of [1.30%] (equivalent to a daily rate of [.003585%]).

The Contract Fee includes the following charges:

Operations Fee:	Annual rate of [ 0.80%]

Administration Fee:	Annual rate of [ 0.30%]

Distribution Fee:	Annual rate of [ 0.20%]

[Variable Investment Option Facilitation Charge:    Annual rate up to [0.65]%]

The Variable Investment Option (“VIO”) Facilitation Charge applies to certain VIOs as indicated in the VIOs listed in Part B of these Data Pages. Unless otherwise specified, for VIOs indicated with

a single*	the annual rate is [0.25%] (equivalent to a daily rate of [.000686%]).
a double**	the annual rate is [0.35%] (equivalent to a daily rate of [.000961%]).
a triple***	the annual rate is [0.65%] (equivalent to a daily rate of [.001787%]).

We may indicate a VIO Facilitation Charge up to the maximum specified above for Variable Investment Options made available under this Contract subsequent to its Issue Date.]

Third Party Transfer Charge (see Section 8.07of the Contract): We reserve the right to deduct a charge from the amounts withdrawn, which is no greater than [$125] per occurrence for a direct rollover or direct transfer of amounts withdrawn from this Contract and transferred to a third party, or to another company, or in connection with an exchange of this Contract for a Contract issued by another company. The current charge is [$0].

[The following text will appear in the Data Pages if the Alternate Payment Method applies:]

[Check Preparation Charge (see Section 9.07 of the Contract): Alternate Payment Method We will pay all amounts due under this Contract by direct deposit to a bank account that accepts such deposits provided that you have given us authorization, and the information we need to initiate the deposit, in a form acceptable to us. If you have not provided such authorization and information, we will make the payment by check drawn on a bank located in the United States (subject to any check preparation charge specified herein) or by any other method to which you and we agree. All payments will be made in U.S. Dollars. Any Check Preparation Charge will not exceed $[85]. [Currently, there is no charge for this service.]]

Misstatement of Age (see Section 9.09 of the Contract): If the age of any person upon whose life or age a benefit provided under an optional Benefit Rider, depends (“Covered Person”) has been misstated, and a transfer or Contribution to the PBA has been processed based on the misstated age and the Covered Person would not have been eligible to make such transfer or Contribution at the correct age: (i) the transfer or Contribution will be retroactively transferred to the IA; (ii) any charges that were deducted for the benefit will be refunded and applied to the Annuity Account Value of the Contract; and (iii) any optional benefits will be that which would have been on the basis of the correct age.

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PART D – This part describes waivers of certain charges in your Contract.

Withdrawal Charge Waivers

For purposes of Withdrawal Charge waiver items 1 through [5] reference to “Owner” means: (a) under Joint Owner Contracts, the older of the Owner and Joint Owner and (b) under Contracts owned by Non-Natural Owner(s), the Annuitant, or the older of the Annuitant and Joint Annuitant, if applicable.

For Waivers 3, 4 and 5 specified below there is a twelve month ineligibility period (the period during which you are ineligible to receive the waiver benefit) beginning on the Contract Date of this Contract and ending on the first Contract Date Anniversary. Once the ineligibility period has expired, the Owner (herein referred to as “the claimant”) may submit a claim for any such waiver. The claim must be submitted on our Withdrawal Charge waiver form within 10 Business Days of submitting the withdrawal request before any waiver benefit is provided. If the Withdrawal Charge waiver form is not submitted within 10 Business Days of the withdrawal request, it is considered that the claimant complied with the claim requirements if the claimant submits written proof covering the occurrence, the character of and the extent of the occurrence for which the claim is made. If the claim is denied by AXA Equitable, the withdrawal will not be processed until the claimant is notified of the denial and is provided with the opportunity to accept or reject the withdrawal proceeds, including any applicable withdrawal charge.

The withdrawal shall not prejudice the waiver of any Withdrawal Charge while the Withdrawal Charge waiver benefit is applicable.

In accordance with Section 8.01 of the Contract, we reserve the right to reduce or waive the Withdrawal Charge. No Withdrawal Charge will apply in these events:

1.	the Owner dies and the Death Benefit is payable;

2.	the receipt by us of a properly completed form electing application of the Annuity Account Value to be used to purchase a life annuity, as described in Section 7.05; or

3.

the Owner is unable to perform three “activities of daily living” as defined in Items (i) through (vi) and provide documentation satisfactory to us that the Owner is unable to perform three “activities of daily living” as defined in Items (i) through (vi). Such proof must include, but is not limited to, written certification from a U.S. licensed physician. “Physician” means a person, defined in Section 1861(r )(1) of the Social Security Act, who is licensed to practice the healing arts and is performing only those services within the scope of his or her license;

(i) “Bathing” means washing oneself by sponge bath; or in either a tub or shower, including the task of getting into or out of the tub or shower.

(ii) “Continence” means the ability to maintain control of bowel and bladder function; or, when unable to maintain control of bowel or bladder function, the ability to perform associated personal hygiene (including caring for catheter or colostomy bag).

(iii) “Dressing” means putting on and taking off all items of clothing and any necessary braces, fasteners or artificial limbs.

(iv) “Eating” means feeding oneself by food into the body from a receptacle (such as a plate, cup or table) or by a feeding tube or intravenously.

(v) “Toileting” means getting to and from the toilet, getting on and off the toilet, and performing associated personal hygiene.

(vi) “Transferring” means moving into or out of a bed, chair or wheelchair.

4.	we receive proof satisfactory to us that the Owner ’s life expectancy is six months or less (such proof must include, but is not limited to, certification by a U.S. licensed physician); or

ICC19RCDP-B	Data Page 17

5.

the Owner has been confined to a nursing home for a 90 day period as verified by a U.S. licensed physician. A nursing home for this purpose means one which is (i) approved by Medicare as a provider of skilled nursing care services, or (ii) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all the following:

•	its main function is to provide skilled, intermediate or custodial nursing care;

•	it provides continuous room and board to three or more persons;

•	it is supervised by a registered nurse or practical nurse;

•	it keeps daily medical records of each patient;

•	it controls and records all medications dispensed; and

•	its primary service is other than to provide housing for residents.

[6.]

[Item 6 will apply only for IRA and NQ Contracts], the Successor Annuitant Owner [or the Spousal Continuation option] is elected and the surviving spouse withdraws Contributions made prior to the original Owner’s death. This option is not available with the Inherited Traditional IRA and Inherited Roth IRA Contracts.]

[Item 7 below will apply only to Contract Owners in the market segments under which the Beneficiary Continuation Option is available (NQ, Traditional IRA, Roth IRA, and SEP-IRA)]

[7.]	[a Death Benefit is payable and the Beneficiary Continuation Option is elected.]

[Item 8 applies to Contracts with a GMIB Rider]

[8.]	[withdrawals from Contracts with a GMIB Rider, which do not exceed the GMIB Annual Withdrawal Amount in a Contract Year.]

[Items 9-10.(b) applies to Traditional and SEP IRA Contracts]

[9.]

[a withdrawal is made under our Substantially Equal Withdrawal Program. However, in each Contract Year, the amount of the Substantially Equal Withdrawal is included in determining whether subsequent withdrawals during the Contract Year exceed the Free Withdrawal Amount.]

[10.]

[a withdrawal is made under our Automatic Required Minimum Distribution Withdrawal Service. However, in each Contract Year, the amount of such withdrawal is included in determining whether subsequent withdrawals during the Contract Year exceed the Free Withdrawal Amount.]

[10. (a)] [Item 10. (a) applies to [RMD Wealth Guard] GMDB only] [a withdrawal is made from your PBA that does not exceed your RMD Amount in any calendar year attributable to your PBA and such amount exceeds your Free Withdrawal Amount applicable to your PBA, then the excess amount of such withdrawal is not subject to Withdrawal Charges.]

[10. (b)] [Item 10. (b) applies to [RMD Wealth Guard] GMDB only] [a withdrawal is made from your IA that does not exceed your RMD Amount in any calendar year attributable to your IA [and taken through our Automatic RMD Service] and such amount exceeds your Free Withdrawal Amount applicable to your IA, then the excess amount of such withdrawal is not subject to Withdrawal Charges.]

[Item 11 applies to Traditional IRA and SEP Contracts]

[11.]	[amounts under this Contract that are directly transferred to a [Retirement Cornerstone] Roth IRA Contract of the same class for purposes of a Roth IRA conversion.]

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[Item 12 applies to NQ, Traditional IRA, Roth IRA, and SEP-IRA]

[12.] [you divorce and pursuant to a divorce decree, you must split your Contract’s Annuity Account Value and such portion of the Annuity Account Value attributable to your ex-spouse is allocated to a new [Retirement Cornerstone] Contract.]

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Part E – This part describes certain Terms and Conditions applicable to the Riders issued under your Contract.

[Terms and Conditions Applicable to your Guaranteed Minimum Income Benefit (GMIB) Rider. Please read the Rider for the complete provisions shown below.

Your GMIB Rider is effective as of the Contract Date.

1.	The Rider’s Guaranteed Minimum Income Benefit (Section I)

You may exercise GMIB within [30] days of a Contract Date Anniversary after you have met the waiting period requirements described in Sections II.D.8 and III.B., and begin to receive Lifetime GMIB Payments as described in Section III of the Rider. An exception to the waiting period, described in Section III. C., will apply if the Cost of the Rider increases as described in Part V of the Rider and as a result, you decide to exercise GMIB prior to the expiration of the waiting period. The GMIB has a No Lapse Guarantee which is described in Section II. E. of the Rider. Prior to GMIB Exercise, you may take withdrawals up to your Annual Withdrawal Amount [or certain Required Minimum Distribution withdrawals taken through our Automatic RMD Withdrawal Service] as described in Section[s] II. C. [and II.D.7] in your GMIB Rider, without reducing your beginning of Contract Year GMIB Benefit Base.

2.	Your Annual Withdrawal Amount (Section II.C.)

“Annual Withdrawal Amount” (“AWA”) for each Contract Year is equal to (i) the GMIB Benefit Base at the beginning of the Contract Year multiplied by (ii) the Annual Rollup Rate in effect for the first day of the Contract Year. There is an AWA beginning in the Contract Year in which your PBA First Funding Date occurs. If your PBA First Funding Date is a date other than either your Contract Date or a Contract Date Anniversary in a subsequent Contract Year, the AWA for that Contract Year will be prorated as defined in your GMIB Rider. “GMIB Benefit Base” and “Annual Rollup Rate” are defined in your GMIB Rider.

Your AWA is calculated at the beginning of each Contract Year and on the Transaction Date of each Contribution or transfer into the PBA.

3.	Adjustments of the GMIB Benefit Base for Withdrawals and Excess Withdrawals (Section II.D.7.)

Beginning in the Contract Year of your PBA First Funding Date, withdrawals up to the AWA, including any applicable prorated AWA, do not reduce the GMIB Benefit Base. Instead, such withdrawals reduce the Annual Rollup Amount to be added to the GMIB Benefit Base on the Contract Date Anniversary by the dollar amount of the withdrawal, as described above.

[RMD Withdrawals made under our Automatic RMD Withdrawal Service from the PBAV will not reduce your GMIB Benefit Base. Any withdrawal greater than the AWA, that is not taken through our Automatic RMD Withdrawal Service, will be treated as an Excess Withdrawal.

RMDs will be withdrawn first from your IA Investment Options, then from the Special [Money Market] Dollar Cost Averaging Account and then pro-rata from the PBA Investment Options, if there are insufficient amounts in the IA Investment Options and Special [Money Market] Dollar Cost Averaging Account to satisfy the required minimum distribution.

If you do not elect our Automatic RMD Withdrawal Service and if your value in the IA Investment Option, Account for Special [Money Market] Dollar Cost Averaging and AWA is insufficient to satisfy the RMD amount, any additional withdrawal taken in the same Contract Year from your PBA will be treated as an Excess Withdrawal if greater than the AWA.]

ICC19RCDP-B	Data Page 20

“Excess Withdrawal” means the amount of any withdrawal or portion of any withdrawal taken from the PBA in a Contract Year that together with all other withdrawals from the PBA exceeds the AWA for that Contract Year. All withdrawals made from the PBA [in the Contract Year in which your PBA First Funding Date occurs] are “Excess Withdrawals.” [An RMD Withdrawal is not an Excess Withdrawal when the withdrawal is made under our Automatic RMD Withdrawal Service as described above.] An Excess Withdrawal may reduce future benefits by more than the dollar amount of the excess withdrawal(s). “Future benefits” means AWA withdrawals and Lifetime GMIB Payments. You may contact your financial professional or the Processing Office to determine if, as of that date, a contemplated withdrawal amount would cause an Excess Withdrawal.

Except as provided in the first [two] paragraph[s] of this Section in your GMIB Rider, a withdrawal from the PBA reduces the GMIB Benefit Base on a pro rata basis. A pro-rata reduction is determined as follows: 1) Divide the amount of your withdrawal that exceeds your AWA by your PBAV immediately preceding the withdrawal; 2) Multiply the fraction calculated in (1) by the amount of your GMIB Benefit Base immediately preceding the withdrawal. This is the amount of the pro-rata reduction. We will make this reduction as of the Transaction Date of each withdrawal.

4.	Annual Reset of the GMIB Benefit Base (Section II.D.8.)

On the first Contract Date Anniversary that follows your PBA First Funding Date and each Contract Date Anniversary thereafter until the Contract Date Anniversary following your [95th] birthday, you may reset your GMIB Benefit Base to equal the PBAV on that Contract Date Anniversary, if the PBAV is greater than the GMIB Benefit Base. You have [30] days following each eligible Contract Date Anniversary to reset your GMIB Benefit Base. The Annual or Deferral (whichever applies) rollup continues on your reset GMIB Benefit Base until the GMIB Rollup Period End Date.

When you reset your GMIB Benefit Base, the reset will result in a new waiting period to exercise the GMIB of up to the later of [10] years or the original exercise date. [If you reset your GMIB Benefit Base on or after age [86], notwithstanding anything to the contrary, you may elect a GMIB Exercise Option described in Part III of your GMIB Rider upon your Contract Date Anniversary following your [95th ] birthday.]

5.	GMIB Exercise (Section III)

On the Transaction Date on which you exercise GMIB, the annual lifetime income that will be provided under the fixed payout option selected will be the greater of (i) the GMIB, and (ii) the amount of income that would be provided by application of the PBAV as of the Transaction Date to our annuity rates described in the Amount of Annuity Benefits Section of your Contract for the same payout option. The GMIB Benefit Base, as defined above, is applied to the guaranteed annuity purchase factors shown at the end of the Rider to determine the GMIB.

Upon GMIB exercise, you may elect either our Single or Joint Life Annuity payout option.

GMIB Exercise is based on the age of the Owner. When a supplementary contract is issued, the Owner becomes the Annuitant upon exercise and we will annuitize the contract based on the Owner’s age.

a)	For Non-natural Owners, exercise conditions and payment are based on the Annuitant’s life.

b)	[For jointly owned contracts, exercise conditions and payment are based on the age of the older Owner.

c)	For Non-natural owner contracts with Joint Annuitants, exercise conditions and payment are based on the age of the older Joint Annuitant.]

If you elect a joint life option, the payout is based on the younger joint life’s age.

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Other annuity payout options may be available at the time of exercise.

Conditions of GMIB Exercise

You may choose to begin Lifetime GMIB Payments by exercising GMIB after the required waiting period as described in your GMIB Rider. Your waiting period to exercise GMIB is extended as described in Section II.D.8. of the Rider.

After a waiting period, which begins on the Contract Date Anniversary on or immediately preceding your PBA First Funding Date, you may exercise GMIB within [30] days following the applicable Contract Date Anniversary described in your Rider, based on your age as of the beginning of the waiting period.

6.	The Cost of the Rider (Section V)

The current charge for the Rider is [1.25%] of the GMIB Benefit Base on your Contract Date Anniversary. The maximum charge for the Rider is [2.50%] of the GMIB Benefit Base on your Contract Date Anniversary. Any change in the charge will be within the range of the current and maximum charge for the Rider.

We may increase or decrease the charge for the benefit at any time after completion of [two] Contract Years. We will provide you a minimum of [60] days advance notice of any revised Rider charge.

The “Rider Charge Change Notification Date” is the date of the notice which we send to you informing you of a revised charge. If we revise the charge for the Rider, you may elect to terminate the Rider by submitting a written request to our Processing Office no later than [30] days after the Rider Charge Change Notification Date. This period is referred to as the [30] Day “Rider Drop Period.”

The “Rider Charge Change Effective Date” is the date on which the new Rider Charge becomes effective on your Contract and is at least [30] days following the Rider Charge Change Notification Date. The changed charge will be assessed beginning on the Contract Date Anniversary that falls on or after the Rider Charge Change Effective Date unless a prorated charge was applied earlier in the Contract Year. However, if the Rider Charge Change Notification Date falls in the first [two] Contract Years, the Rider Charge Change Effective Date is the Business Day that is the later of (i) the first day of the [third] Contract Year or (ii) at least [30] days following the Rider Charge Change Notification Date. The new charge will be deducted beginning on your [third] Contract Date Anniversary, unless a prorated charge was applied earlier in the Contract Year.

Unless you have terminated the Rider, we will determine and deduct the above charge annually from your PBA on each Contract Date Anniversary for which the Rider is in effect. We will deduct the above charge on the transaction date for the portion of any Contract Year in which the Rider is terminated pursuant to Section VI of the Rider, a Death Benefit is paid pursuant to Section 6.02 of the Contract, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 7.05 of the Contract, or the Contract is surrendered pursuant to Section 5.02 of the Contract. If the Rider charge changes and the Rider terminates within [30] days of such change, the current Rider charge will apply, otherwise, the new Rider charge will apply.

The above charges will be deducted from the PBA Investment Options on a pro-rata basis. If there is insufficient value or no value in the PBA Investment Options, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the portion of the Account for Special [Money Market] Dollar Cost Averaging designated for the PBA Investment Options.

On the No Lapse Guarantee Transaction Date described in Section II. E, the charge for the benefit terminates.]

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[Terms and Conditions Applicable to your “Greater of” Death Benefit Rider. Please read the Rider for the complete provisions shown below.

Your “Greater of” Death Benefit Rider is effective as of the Contract Date.

1.	The Rider’s Guaranteed Minimum Death Benefit (Section I)

The GMDB under the Contract will be the greater of the Annual Rollup Benefit Base or the Highest Anniversary Value (“HAV”) Benefit Base. The Protected Benefit Account Value, operation of the Annual Rollup Benefit Base and the HAV Benefit Base, the Effect of Withdrawals on your Benefit Bases, the cost of the Rider and how the Rider may terminate are described in your Rider.

Withdrawals from your Protected Benefit Account Value will cause an adjustment to your GMDB Benefit Base as described in Section II. C. of the Rider. The adjustment may be greater than the amount withdrawn.

Your Death Benefit amount under the Rider is determined by comparing the Protected Benefit Account Value on the Payment Transaction Date to the Guaranteed Minimum Death Benefit on the date of death of the Owner. The greater amount is payable as the Death Benefit under the Rider. The Death Benefit under the Contract is equal to the sum of the Death Benefit under the Rider and the Investment Account Value.

2.	GMDB Benefit Base (Section II.C.)

Your GMDB Benefit Base is used to determine your GMDB described in your Rider. Your GMDB Benefit Base is also used to determine the cost of the Rider as described in Section IV of the Rider. Your GMDB Benefit Base is funded as of the PBA First Funding Date. While the Rider is in effect, once amounts are allocated or transferred to the PBA Investment Options, they may be transferred only among PBA Investment Options. Additional transfer rules are described in these Data Pages.

Your GMDB Benefit Base is the greater of the Annual Rollup Benefit Base (“Rollup Benefit Base”) and the HAV Benefit Base. Your Annual Rollup Benefit Base stops rolling up on your “GMDB Rollup Period End Date” defined in Section II.A.2. of your GMDB Rider and your HAV Benefit Base stops ratcheting on the Contract Date Anniversary following your [80th] birthday. Your initial Rollup Benefit Base and HAV Benefit Base are each equal to your initial Contribution or transfer, whichever comes first, to the PBA. Thereafter, each Benefit Base will increase by the dollar amount of any subsequent Contribution or transfer to the PBA, and each Benefit Base is adjusted for withdrawals. The way we calculate your Rollup Benefit Base and HAV Benefit Base is more fully described in your Rider.

3.	Annual Adjustment of the Rollup Benefit Base with the Annual Rollup Amount

(Section II.C.5.)

Beginning in the Contract Year that you first take a withdrawal from your PBA, your Rollup Benefit Base is adjusted on each Contract Date Anniversary subsequent to such withdrawal to equal:

(i)	the Rollup Benefit Base at the beginning of the Contract Year; plus

(ii)	Contributions and transfers to the PBA during the Contract Year; minus

(iii)	any adjustments for Excess Withdrawals during the Contract Year from the PBA as described in Section C.5 of the Rider, plus

(v)	any remaining Annual Rollup Amount not yet withdrawn (as described in the last paragraph of Section II.C.3. of the Rider) in the Contract Year through the GMDB Rollup Period End Date.

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If you have never taken a withdrawal from your PBA, then the provisions of Section II.C.6. of the Rider apply instead of this Section II.C.5.

[“RMD Withdrawal” means a withdrawal that meets the lifetime required minimum distribution rules under the Code.]

“Excess Withdrawal” means any withdrawal or portion of a withdrawal taken from the PBA during a Contract Year that, together with all other amounts withdrawn from the PBA during that year exceeds the AWA for the Contract Year. [An RMD Withdrawal is not an Excess Withdrawal when such a withdrawal is made under the Automatic RMD Withdrawal Service as described above.] An Excess Withdrawal may reduce future benefits by more than the dollar amount of the withdrawal(s).

4.	Annual Adjustment of the Rollup Benefit Base with the Deferral Rollup Amount

(Section II.C.6.)

Prior to taking a withdrawal under your Contract from the PBA, instead of the adjustment described above, your Rollup Benefit Base is adjusted on each Contract Date Anniversary to equal:

(i)	the Rollup Benefit Base at the beginning of the Contract Year, plus

(ii)	Contributions and transfers to the PBA during the Contract Year, plus

(iii)	the Deferral Rollup Amount for the Contract Date Anniversary through the GMDB Rollup Period End Date.

Once a withdrawal is made under your Contract from the PBA, no Deferral Rollup Amount adjustment is made to your Rollup Benefit Base in the Contract Year of the withdrawal and all subsequent Contract Years. In those Contract Years, any adjustment to your Rollup Benefit Base will be done according to the provision in C.5. above.

5.	Annual Reset of the Rollup Benefit Base (Section II.C.7.)

As described in your GMIB Rider, you may elect to reset your GMIB Benefit Base. If you have so elected to reset such GMIB Benefit Base on each Contract Date Anniversary, until the Contract Date Anniversary following your [80th] birthday, the GMDB Rollup Benefit Base under the GMDB Rider will reset automatically to the PBAV.

6.	The Cost of the Rider (Part IV)

The current charge for the Rider is [1.25%] of the GMDB Benefit Base. This charge is based on the greater of the Rollup and the HAV Benefit Bases on your Contract Date Anniversary. The maximum charge for the benefit is [2.50%] of the Rider’s Benefit Base on your Contract Date Anniversary.

We may increase or decrease the charge for the benefit at any time after completion of [two] Contract Years. We will provide you a minimum of [60] days advance notice of any revised Rider charge.

The “Rider Charge Change Notification Date” is the date of the notice which we send to you informing you of a revised charge. If we revise the charge for the Rider, you may elect to terminate the Rider by submitting a written request to our Processing Office no later than [30] days after the Rider Charge Change Notification Date. This period is referred to as the [30] Day “Rider Drop Period.”

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The “Rider Charge Change Effective Date” is the date on which the new Rider Charge becomes effective on your Contract and is at least [30] days following the Rider Charge Change Notification Date. The changed charge will be assessed beginning on the Contract Date Anniversary that falls on or after the Rider Charge Change Effective Date unless a prorated charge was applied earlier in the Contract Year. However, if the Rider Charge Change Notification Date falls in the first [two] Contract Years, the Rider Charge Change Effective Date is the Business Day that is the later of (i) the first day of the [third] Contract Year or (ii) at least [30] days following the Rider Charge Change Notification Date. The new charge will be deducted beginning on your [third] Contract Date Anniversary, unless a prorated charge was applied earlier in the Contract Year.

Unless you have terminated the Rider, we will determine and deduct the above charge annually from your PBA on each Contract Date Anniversary for which the Rider is in effect. We will deduct the above charge on the transaction date for the portion of any Contract Year in which the Rider is terminated pursuant to Section V. of the Rider, a Death Benefit is paid pursuant to Section 6.02 of the Contract, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 7.05 of the Contract, or the Contract is surrendered pursuant to Section 5.02 of the Contract. If the Rider charge changes and the Rider terminates within the [30] Day Rider Drop Period, the current Rider charge will apply, otherwise, the new Rider charge will apply.

The above charge will be deducted from the PBA Investment Options on a pro-rata basis. If there is insufficient value or no value in the PBA Investment Options any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the portion of the Account for Special [Money Market] Dollar Cost Averaging designated for the PBA Investment Options.]

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[Terms and Conditions Applicable to your Highest Anniversary Value Death Benefit Rider. You have elected this Rider with the GMIB Rider. Please read the Rider for the complete provisions shown below.

Your Highest Anniversary Value Death Benefit Rider is effective as of the Contract Date.

1.	The Rider’s Guaranteed Minimum Death Benefit (Section I)

The GMDB under the Contract will be the Highest Anniversary Value to Age [85] (“HAV”) Benefit Base. The Rider describes the operation of the HAV Benefit Base, the Effect of Withdrawals on your Benefit Base, the cost of the Rider and how the Rider may terminate.

Withdrawals from your Protected Benefit Account Value will cause an adjustment to your GMDB Benefit Base as described in Section II. C. of the Rider. The adjustment may be greater than the amount withdrawn.

Your Death Benefit amount under the Rider is determined by comparing the Protected Benefit Account Value on the Payment Transaction Date to the Guaranteed Minimum Death Benefit on the date of death of the Owner. The greater amount is payable as the Death Benefit under the Rider. The Death Benefit under the Contract is equal to the sum of the Death Benefit under the Rider and the Investment Account Value.

2.	GMDB Benefit Base (Section II.C. and Section III)

Your GMDB Benefit Base is used to determine your GMDB described below. Your GMDB Benefit Base is also used to determine the cost of this Rider as described in Section V. Your GMDB Benefit Base is funded as of the PBA First Funding Date. While this Rider is in effect, once amounts are allocated or transferred to the PBA, they may be transferred only among PBA Investment Options. Additional transfer rules are described in these Data Pages.

Your GMDB Benefit Base is the HAV Benefit Base. Your initial HAV Benefit Base is equal to your initial Contribution or transfer to the PBA. Thereafter, the Benefit Base will increase by the dollar amount of any subsequent Contribution or transfer from an IA Investment Option to a PBA Investment Option, and the Benefit Base is adjusted for withdrawals. The way we calculate your HAV Benefit Base is described in your Rider.

3.	Effect of Withdrawals on your Highest Anniversary Value Benefit Base (Section IV)

Beginning with your PBA First Funding Date, your HAV Benefit Base will be reduced by the dollar amount of any withdrawal as long as the sum of your withdrawals in that Contract Year does not exceed your Annual Withdrawal Amount (“AWA”), as described in your Guaranteed Minimum Income Benefit (“GMIB”) Rider. Once a withdrawal is made that causes cumulative withdrawals in a Contract Year to exceed your AWA, the portion of that withdrawal that exceeds your AWA and any subsequent withdrawals in that Contract Year will cause a pro-rata reduction of the HAV Benefit Base.

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[The following sentence describing required minimum distribution treatment will appear if applicable.] [RMD Withdrawals made under our Automatic RMD Withdrawal Service will reduce the HAV Benefit Base by the dollar amount of such withdrawal.]

Notwithstanding the above two paragraphs, if you terminate your GMIB Rider prior to the termination of the Rider, your HAV Benefit Base will be reduced by all withdrawals, [including any required minimum distribution withdrawals (“RMD Withdrawals”, defined in your Rider,] on a pro-rata basis, beginning on the transaction date of the GMIB Rider termination.

[“RMD Withdrawal” means a withdrawal that meets the lifetime required minimum distribution rules under the Code.]

A pro-rata reduction is determined as follows:

1) Divide the amount of the withdrawal by your PBAV immediately preceding the withdrawal;

2) Multiply the fraction calculated in (1) by the amount of your HAV Benefit Base immediately preceding the withdrawal. This is the amount of the pro-rata reduction. We will make this reduction as of the Transaction Date of each withdrawal.

4.	The Cost of the Rider (Section V)

The charge for the benefit is [0.35%] of the HAV Benefit Base. The charge is based on the HAV Benefit Base on your Contract Date Anniversary.

We will determine and deduct the above charge annually from your PBAV on each Contract Anniversary for which the Rider is in effect. We will deduct the above charges for the portion of any Contract Year in which the Rider is terminated pursuant to Section VI. of the Rider, a Death Benefit is paid pursuant to Section 6.02 of the Contract, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 7.05 of the Contract, or the Contract is surrendered pursuant to Section 5.02 of the Contract.

The above charge will be deducted from the PBA Investment Options on a pro-rata basis. If there is insufficient value or no value in the PBA Investment Options any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the portion of the Account for Special [Money Market] Dollar Cost Averaging designated for the PBA Investment Options.]

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[Terms and Conditions Applicable to your Highest Anniversary Value Death Benefit Rider. Please read the Rider for the complete provisions shown below.

Your Highest Anniversary Value Death Benefit Rider is effective as of the Contract Date.

1.	The Rider’s Guaranteed Minimum Death Benefit (Section I)

The GMDB under the Contract will be the Highest Anniversary Value to Age [85] (“HAV”) Benefit Base. The Rider describes the operation of the HAV Benefit Base, the Effect of Withdrawals on your Benefit Base, the cost of the Rider and how the Rider may terminate.

Withdrawals from your Protected Benefit Account Value will cause an adjustment to your GMDB Benefit Base as described in Section IV. of the Rider. The adjustment may be greater than the amount withdrawn.

Your Death Benefit amount under the Rider is determined by comparing the Protected Benefit Account Value on the Payment Transaction Date to the Guaranteed Minimum Death Benefit on the date of death of the Owner. The greater amount is payable as the Death Benefit under the Rider. The Death Benefit under the Contract is equal to the sum of the Death Benefit under the Rider and the Investment Account Value.

2.	GMDB Benefit Base (Section II.C. and Section III)

Your GMDB Benefit Base is used to determine your GMDB described below. Your GMDB Benefit Base is also used to determine the cost of this Rider as described in Section V. Your GMDB Benefit Base is funded as of the PBA First Funding Date. While the Rider is in effect, once amounts are allocated or transferred to the PBA Investment Option, they may be transferred only among these Options. Additional transfer rules are described in these Data Pages.

Your GMDB Benefit Base is the HAV Benefit Base. Your initial HAV Benefit Base is equal to your initial Contribution or transfer to the PBA Investment Options. Thereafter, the Benefit Base will increase by the dollar amount of any subsequent Contribution or transfer from an IA Investment Option to a PBA Investment Option, and the Benefit Base is adjusted for withdrawals. The way we calculate your HAV Benefit Base is described in your Rider.

3.	The Cost of the Rider (Section V)

The charge for the benefit is [0.35%] of the HAV Benefit Base. This charge is based on the HAV Benefit Base on your Contract Date Anniversary.

We will determine and deduct the above charge annually from your PBA Investment Options on each Contract Anniversary for which the Rider is in effect. We will deduct the above charges for the portion of any Contract Year in which the Rider is terminated pursuant to Section VI. of the Rider, a Death Benefit is paid pursuant to Section 6.02 of the Contract, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 7.05 of the Contract, or the Contract is surrendered pursuant to Section 5.02 of the Contract.

The above charge will be deducted from the PBA Investment Options on a pro-rata basis. If there is insufficient value or no value in the PBA Investment Options any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the portion of the Account for Special [Money Market] Dollar Cost Averaging designated for the PBA Investment Options.]

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[Terms and Conditions Applicable to your Return of Principal Death Benefit Rider. Please read the Rider for the complete provisions shown below.

Your Return of Principal Death Benefit Rider is effective as of the Contract Date.

1.	The Rider’s Guaranteed Minimum Death Benefit (Section I)

Your GMDB Benefit Base is used to determine your GMDB described in your Rider. Your GMDB Benefit Base is equal to: 1) your initial Contribution and Subsequent Contributions to the PBA Investment Options as described in Part III of your Contract (“Contributions and Allocations”), and 2) amounts transferred, as described in Part IV of your Contract (“Transfers Among Investment Options”) from an IA Investment Option to a PBA Investment Option, less any deductions that reflect withdrawals. While your Rider is in effect, once amounts are allocated or transferred to the PBA Investment Options, they may be transferred only among these Options.

Your Death Benefit amount under the Rider is determined by comparing the Protected Benefit Account Value on the Payment Transaction Date to the Guaranteed Minimum Death Benefit on the date of death of the Owner. The greater amount is payable as the Death Benefit under your Rider. The Death Benefit under the Contract is equal to the sum of the Death Benefit under your Rider and the Investment Account Value.

2.	The Cost of the Rider (Section II)

[There is no charge for the benefit.]]

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[Terms and Conditions Applicable to your [RMD Wealth Guard] GMDB Rider. Please read the Rider for the complete provisions shown below.

Your [RMD Wealth Guard] GMDB Rider is effective as of the Contract Date.

1.	The Rider’s Guaranteed Minimum Death Benefit (Section I)

The GMDB is derived from a benefit base as described in Section II of the Rider. You must contribute or transfer amounts to the Protected Benefit Account to fund a GMDB Benefit Base in order to receive benefits under the Rider. The GMDB Benefit Base is used solely to calculate the GMDB described in the Rider and its charge and does not provide a Cash Value or any minimum Annuity Account Value and cannot be withdrawn.

Withdrawals from your Protected Benefit Account Value may cause an adjustment to your GMDB Benefit Base as described in Section III of the Rider. The adjustment may be greater than the amount withdrawn.

Your Death Benefit amount under the Rider is determined by comparing the Protected Benefit Account Value on the Payment Transaction Date to the Guaranteed Minimum Death Benefit on the date of death of the Owner. The greater amount is payable as the Death Benefit under the Rider. The Death Benefit under this Contract is equal to the sum of the Death Benefit under the Rider and the Investment Account Value.

2.	GMDB Benefit Base (Section II.C)

Your initial GMDB Benefit Base is equal to your initial Contribution or transfer to the PBA Investment Options. Thereafter, the GMDB Benefit Base will increase by the dollar amount of any subsequent Contribution or transfer from an IA Investment Option to a PBA Investment Option. On each Contract Date Anniversary, the GMDB Benefit Base is increased to equal the PBAV, if higher. Your last GMDB Benefit Base reset will occur on the Contract Date Anniversary following the earlier of the following: (1) the withdrawal of your first RMD Amount or (2) your [85th] birthday. However, if your first RMD withdrawal from the PBA occurs between January 1 and April 1 of the calendar year after you attain age [70 1⁄2], your GMDB Benefit Base will stop resetting immediately after such withdrawal.

3.	Effect of Withdrawals on your GMDB Benefit Base (Section III)

III.	Effect of Withdrawals on your GMDB Benefit Base

A.	Effect of Withdrawals of your RMD Amount on your GMDB Benefit Base

After your first Contract Date Anniversary, any withdrawal made from your PBA beginning in the calendar year in which you attain age [70 1⁄2] and which, in total, in any calendar year, does not exceed your RMD Amount attributable to your PBA, will not reduce your GMDB Benefit Base.

We offer an automatic service to calculate and pay the RMD Amount from this Contract for each calendar year. We reserve the right to discontinue or change this service at any time in our sole discretion.

B.	Effect of “Excess RMD Withdrawals” on your GMDB Benefit Base

An “Excess RMD Withdrawal” is a withdrawal that does not meet the requirements described in III. A. above. An Excess RMD Withdrawal is: (i) the full amount of any withdrawal from your PBA taken before the calendar year in which you attain age [70 ½], (ii) the full amount of any withdrawal from your PBA taken during your first Contract Year, even if you attain age [70 ½] during that Contract Year, or (iii) after your first Contract Year, the portion of any withdrawal from your PBA that exceeds your RMD Amount for the calendar year.

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An Excess RMD Withdrawal will reduce your GMDB Benefit Base on a pro-rata basis by the amount determined to be an Excess RMD Withdrawal as described in the prior paragraph. Any withdrawal taken as described in items (i) and (ii) in the prior paragraph will not stop your GMDB Benefit Base (described in Section II. C) from resetting.

[For QP Contracts only] [Rules Applicable to your QP Contract: Any withdrawal taken prior to the Transaction Date on which this Contract is converted to a Traditional IRA is not considered a withdrawal of your RMD Amount for purposes of RMD withdrawal treatment as described in Section III A of the Rider, and will reduce your GMDB Benefit Base on a pro-rata basis. Withdrawals taken prior to the Transaction Date this Contract converts to a Traditional IRA will not stop your GMDB Benefit Base from resetting as described in Section II. C.]

A pro-rata reduction is determined as follows:

1) Divide the amount of the withdrawal by your PBAV immediately preceding the withdrawal;

2) Multiply the fraction calculated in (1) by the amount of your GMDB Benefit Base immediately preceding the withdrawal. This is the amount of the pro-rata reduction. We will make this reduction as of the Transaction Date of each withdrawal.

4.	The Cost of the Rider (Section IV)

The charge for this benefit is determined by your age on your Contract Date.

If you are less than age [65] on your Contract Date: the charge is [0.60%] of the GMDB Benefit Base. This charge is based on the GMDB Benefit Base on your Contract Date Anniversary. The maximum charge for this benefit is [1.20%] of the Rider’s Benefit Base on your Contract Date Anniversary.

If you are age [65] to age [68] on your Contract Date: the charge is [1.00%] of the GMDB Benefit Base. This charge is based on the GMDB Benefit Base on your Contract Date Anniversary. The maximum charge for this benefit is [2.00%] of the Rider’s Benefit Base on your Contract Date Anniversary.

Unless you have terminated the Rider, we will determine and deduct the above charge annually from your PBA on each Contract Date Anniversary for which the Rider is in effect. We will deduct the above charge on the Transaction Date for the portion of any Contract Year in which the Rider is terminated pursuant to Section V of the Rider, a Death Benefit is paid pursuant to Section 6.02 of this Contract, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 7.05 of this Contract, or this Contract is surrendered pursuant to Section 5.02 of this Contract. If the Rider charge changes and the Rider terminates within the [30] Day Rider Drop Period, the current Rider charge will apply, otherwise, the new Rider charge will apply.

We may increase or decrease the charge for this benefit at any time after completion of [two] Contract Years. We will provide you a minimum of [60] days advance notice of any revised Rider charge.

The “Rider Charge Change Notification Date” is the date of the notice which we send to you informing you of a revised charge. If we revise the charge for the Rider, you may elect to terminate the Rider by submitting a written request to our Processing Office no later than [30] days after the Rider Charge Change Notification Date. This period is referred to as the [30] Day “Rider Drop Period.”

The “Rider Charge Change Effective Date” is the date on which the new Rider Charge becomes effective on your Contract and is at least [30] days following the Rider Charge Change Notification Date. The changed charge will be assessed beginning on the Contract Date Anniversary that falls on or after the Rider Charge Change Effective Date unless a prorated charge was applied earlier in the Contract Year. However, if the Rider Charge Change Notification Date falls in the first [two] Contract Years, the Rider Charge Change Effective Date is the Business Day that is the later of (i) the first day of the [third] Contract Year or

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(ii) at least [30] days following the Rider Charge Change Notification Date. The new charge will be deducted beginning on your [third] Contract Date Anniversary, unless a prorated charge was applied earlier in the Contract Year.

The above charge will be deducted from the PBA Investment Options on a pro-rata basis. If there is insufficient value or no value in the PBA Investment Options any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the portion of the Account for Special [Money Market] Dollar Cost Averaging designated for the PBA Investment Options.]

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